UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Amendment No. 2 to Financing Agreement

As previously reported by FuelCell Energy, Inc. (the “Company”), on May 19, 2023 (the “Effective Date”), FuelCell Energy Opco Finance 1, LLC (“Borrower”), a wholly owned subsidiary of FuelCell Energy Finance, LLC (“FCEF”), which, in turn, is a wholly owned subsidiary of the Company, entered into a Financing Agreement (as amended from time to time, the “Financing Agreement”) with, by and among Investec Bank plc in its capacities as a lender (“Investec Lender”), administrative agent, and collateral agent; Investec, Inc. as coordinating lead arranger and sole bookrunner; Bank of Montreal (Chicago Branch) in its capacity as a lender (“BMO Lender”) and as mandated lead arranger; and each of Liberty Bank, Amalgamated Bank and Connecticut Green Bank as lenders (collectively with Investec Lender and BMO Lender, the “Lenders”) for a term loan facility in an amount not to exceed $80.5 million and a letter of credit facility in an amount not to exceed $6.5 million.

Effective as of August 14, 2023, Borrower, Investec Bank plc in its capacities as a Lender and administrative agent, and Liberty Bank, Bank of Montreal, Amalgamated Bank, and Connecticut Green Bank, as Lenders, entered into Amendment No. 1 to the Financing Agreement dated as of August 11, 2023 (“Amendment No. 1”). Amendment No. 1 amends certain provisions of the Financing Agreement to clarify (i) the manner in which the debt service coverage ratio set forth in the Financing Agreement is to be applied during the period between the Effective Date and June 30, 2024; and (ii) that financial information required to be provided by Borrower to the Lenders relating to debt service coverage ratios be based on the calendar year rather than Borrower’s fiscal year as the debt service coverage ratio covenants are applied and computed on calendar year time periods.

Effective as of January 2, 2024, Borrower, Investec Bank plc in its capacities as a Lender and administrative agent, and Liberty Bank, Bank of Montreal, Amalgamated Bank, and Connecticut Green Bank, as Lenders, entered into Amendment No. 2 to the Financing Agreement dates as of January 2, 2024 (“Amendment No. 2”). Amendment No. 2 amends the reporting requirement provision of the Financing Agreement for the period covering fiscal year 2023 to one hundred and eighty (180) days after the end of such fiscal year from one hundred twenty (120) days after the end of such fiscal year of the Borrower.

The Financing Agreement is, and the related relationships among these parties are, described in greater detail in the Current Report on Form 8-K filed by the Company on May 25, 2023.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1

Amendment No. 2 to Financing Agreement, dated as of January 2, 2024, among FuelCell Energy Opco Finance 1, LLC (as Borrower), Investec Bank plc (as Administrative Agent and Lender), Liberty Bank (as Lender), Bank of Montreal (as Lender), Amalgamated Bank (as Lender), and Connecticut Green Bank (as Lender).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: January 4, 2024	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer